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                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF SEPTEMBER 28, 1997

                                                  STATE OR OTHER JURISDICTION OF
             SUBSIDIARIES                          INCORPORATION OR ORGANIZATION

DOVatron International, Inc............................        Delaware
DOVatron de Mexico, S.A. de C.V........................        Mexico
Multilayer Technology, Inc.............................        California
Orbit Semiconductor, Inc...............................        Delaware
KMOS Semiconductor, Inc................................        Delaware
TTI Testron, Inc.......................................        Delaware
Cencorp Inc............................................        Delaware
Multilayer Tek L.P.....................................        Texas
DOVatron (Ireland) B.V.................................        The Netherlands
Chemtech (U.K.) Ltd. ..................................        United Kingdom
The DII Group, Inc. Singapore Pte. Ltd. ...............        Singapore
DOVatron Malaysia Sdn. Bhd. ...........................        Malaysia